LOCK-UP AGREEMENT
This Lock-Up Agreement (this “Agreement”) is dated as of October 23, 2024 and is between Amprius Technologies, Inc., a Delaware corporation (the “Company”), and each of the securityholders identified on Exhibit A hereto and the other persons or entities who may, from time to time, enter into a reasonably agreeable form of joinder to this Agreement (each, a “Securityholder” and collectively, the “Securityholders”).
BACKGROUND:
WHEREAS, Amprius, Inc., a Delaware corporation (“Holdco”), intends to liquidate and distribute its assets to its stockholders (the “Liquidating Distribution”) and, in connection with the Liquidating Distribution, the Company will assume Holdco’s outstanding options (the “Option Assumption”) in exchange for Holdco contributing to the Company 5,500,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”); and
WHEREAS, the Securityholders will receive Common Stock in connection with the Liquidating Distribution and have agreed to the restrictions set forth herein in respect of a portion of such shares of Common Stock.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I
LOCK-UP
1.1    Lock-Up.
(a)    Subject to the exceptions set forth in this Agreement, each Securityholder agrees that, with respect to 50% of the shares of Common Stock received by such Securityholder in the Liquidating Distribution (the “Lock-Up Shares”), such Securityholder shall not, without the prior written consent of the Board of Directors of the Company (the “Board of Directors”) (including, for the avoidance of doubt, a duly authorized committee thereof), (A) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, and the rules and regulations of the SEC promulgated thereunder, any Lock-Up Shares (or any rights or interests therein), (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B) (the actions specified in clauses (A)-(C), collectively, “Transfer”) during the Lock-Up Period (as defined below).
As used herein, “Lock-Up Period” shall mean the period commencing upon the date of the Liquidating Distribution (the “Distribution Date”) and ending on the earlier of (i) the date that is six months from the Distribution Date or (ii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.
(b)    The restrictions set forth in Section 1.1(a) shall not apply to:
(i)    Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift to a member of the Securityholder’s immediate family;
(ii)    Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the Securityholder’s immediate family;
(iii)    Transfers by will or intestate succession upon the death of the Securityholder;
(iv)    the Transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;
(v)    if the Securityholder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Securityholder, or (B) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the Securityholder;
(vi)    Transfers to the Company’s officers, directors or their affiliates;
(vii)    transactions in the event of the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property;
(viii)    the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the 1934 Act; provided, however, that such plan does not provide for the Transfer of Lock-Up Shares during the Lock-Up Period; or
(ix)    (A) Transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock) pursuant to a bona fide third-party tender offer for shares of the Company’s capital stock made to all holders of the Company’s securities, merger, consolidation or other similar transaction approved by the Board of Directors the result of which is that any person (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of more than 50% of the total voting power of the voting stock of the Company and (B) entry into any lock-up, voting or similar agreement pursuant to which the Securityholder may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in the immediately foregoing (A) above; provided that in the event that such change of control transaction is not completed, the Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) owned by the Securityholder shall remain subject to the restrictions contained in this Agreement;
provided, however, that in the case of clauses (i) through (vi), the permitted transferees must enter into a reasonably agreeable form of joinder to this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the initial Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this Section 1.1(b), “immediate family” shall mean a spouse, domestic partner, parent, sibling, child or grandchild of the Securityholder or any other person with whom the Securityholder has a relationship by blood, marriage or adoption not more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.
(c)    Notwithstanding the other provisions set forth in this Agreement, a majority of the independent and disinterested members of the Board of Directors (including, for the avoidance of doubt, a duly authorized committee thereof, to the fullest extent permitted by law) may, in their sole discretion, determine to waive, amend, or repeal any of the obligations set forth herein, in whole or in part; provided, however, that in the event that any Securityholder is granted a discretionary waiver or termination of the restrictions set forth in this Agreement, such discretionary waiver or termination shall apply to each other Securityholder in the same proportion that the number of shares of Common Stock held by the Securityholder whose restrictions are terminated or waived bears to the number of shares of Common Stock (or such other shares) held by such other Securityholder.
ARTICLE II
GENERAL PROVISIONS
2.1    Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:
If to the Company, to:
Amprius Technologies, Inc.
1180 Page Avenue
Fremont, California 94538

Attention:     Sandra Wallach
If to any Securityholder, to such address indicated on the Company’s records with respect to such Securityholder or to such other address or addresses as such Securityholder may from time to time designate in writing.
2.2    Amendment; Waiver.
(a)    The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by the Company and the Securityholders holding a majority of all Lock-Up Shares.
(b)    Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.
(c)    No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
2.3    Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.
2.4    Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 2.4 shall be null and void, ab initio.
2.5    Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement, as a third party beneficiary or otherwise.
2.6    Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE,

WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
2.7    Jurisdiction. Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.7.
2.8    Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.8.
2.9    Entire Agreement. Except as otherwise set forth herein, this Agreement constitutes the full and entire understanding and agreement among the parties relating to the matters contemplated herein and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the matters contemplated herein. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated herein exist between the parties except as expressly set forth or referenced in this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Company or any of the Securityholders under any other agreement between any of the Securityholders and the

Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Securityholders or the Company under this Agreement.
2.10    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
2.11    Several Liability. The liability of any Securityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable for any other Securityholder’s breach of such other Securityholder’s obligations under this Agreement.
2.12    Specific Performance; Adequate Consideration. Each Securityholder acknowledges that the execution, delivery and performance of this Agreement is a material inducement to the Company completing the Option Assumption and the Company shall be entitled to specific performance of such Securityholder’s obligations hereunder. Each Securityholder hereby represents that it has the power and authority to execute, deliver and perform this Agreement, that such Securityholder has received adequate consideration therefor and that such Securityholder will indirectly benefit from the closing of the Option Assumption.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement on the day and year first above written.
AMPRIUS TECHNOLOGIES, INC.
By:        /s/ Sandra Wallach
Name: Sandra Wallach
Title: Chief Financial Officer

(Signature Page to Lock-Up Agreement)

Donald R. Dixon
By:        /s/ Donald R. Dixon
Trident Capital Fund - VI, L.P.
Trident Capital Fund - VI Principals Fund, L.L.C.
By: Trident Capital Management - VI, L.L.C. as general partner or managing member of the foregoing funds
By:     /s/ Donald R. Dixon
Name: Donald R. Dixon
Title: Managing Member

KPCB Holdings, Inc.
By: /s/ Susan Biglieri
Name: Susan Biglieri
Title: CFO

Yi Cui and Meng Sui Family Trust,
Created on July 25, 2016
By: /s/ Yi Cui
Yi Cui, Trustee

By: /s/ Meng Sui
Meng Sui, Trustee

(Signature Page to Lock-Up Agreement)

Yi Cui and Meng Sui, Trustees of The Yi Cui
2022 Grantor Retained Annuity Trust
By: /s/ Yi Cui
Yi Cui, Trustee

Yi Cui and Meng Sui, Trustees of The Meng Sui
2022 Grantor Retained Annuity Trust
By: /s/ Meng Sui
Meng Sui, Trustee

VantagePoint CleanTech Partners II, L.P.
By: VantagePoint CleanTech Associates II, LP
By: VantagePoint CleanTech Management, Ltd
By: /s/ Alan E. Salzman
Name: Alan E. Salzman
Title: CEO

VantagePoint Venture Partners 2006(Q), L.P.
By: VantagePoint Venture Associates 2006, LLC

By: /s/ Alan E. Salzman
Name: Alan E. Salzman
Title: Managing Member
(Signature Page to Lock-Up Agreement)

Exhibit A

Donald R. Dixon
Trident Capital Fund—VI, L.P.
Trident Capital Fund—VI Principals Fund, L.L.C.
KPCB Holdings, Inc., as nominee
Yi Cui and Meng Sui, Trustees of the Meng Sui 2022 Grantor Retained Annuity Trust
Yi Cui and Meng Sui, Trustees of the Yi Cui 2022 Grantor Retained Annuity Trust
Yi Cui and Meng Sui Family Trust, created on July 25, 2016
VantagePoint CleanTech Partners II, L.P.
VantagePoint Venture Partners 2006 (Q), L.P.